NYLIM VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is effective as of the 1st day of May, 2026, between NYLIM VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio” and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2015, as amended (the “Agreement”);

WHEREAS, the Trust and the Manager hereby wish to amend the Agreement to reflect changes to the name of the Trust and the names of each Portfolio; and

Former Trust Name	New Trust Name
New York Life Investments VP Funds Trust	NYLIM VP Funds Trust

Former Series Name	New Series Name
NYLI VP American Century Sustainable Equity Portfolio	NYLIM VP American Century Large Cap Equity Portfolio
NYLI VP Balanced Portfolio	NYLIM VP Balanced Portfolio
NYLI VP Bond Portfolio	NYLIM VP Bond Portfolio
NYLI VP Candriam Emerging Markets Equity Portfolio	NYLIM VP Candriam Emerging Markets Equity Portfolio
NYLI VP CBRE Global Infrastructure Portfolio	NYLIM VP CBRE Global Infrastructure Portfolio
NYLI VP Conservative Allocation Portfolio	NYLIM VP Conservative Allocation Portfolio
NYLI VP Dimensional U.S. Equity Portfolio	NYLIM VP Dimensional U.S. Equity Portfolio
NYLI VP Epoch U.S. Equity Yield Portfolio	NYLIM VP Epoch U.S. Equity Yield Portfolio
NYLI VP Equity Allocation Portfolio	NYLIM VP Equity Allocation Portfolio
NYLI VP Fidelity Institutional AM® Utilities Portfolio	NYLIM VP Fidelity Institutional AM® Utilities Portfolio
NYLI VP Floating Rate Portfolio	NYLIM VP Floating Rate Portfolio
NYLI VP Growth Allocation Portfolio	NYLIM VP Growth Allocation Portfolio
NYLI VP Hedge Multi-Strategy Portfolio	NYLIM VP Hedge Multi-Strategy Portfolio
NYLI VP Income Builder Portfolio	NYLIM VP Income Builder Portfolio
NYLI VP Janus Henderson Balanced Portfolio	NYLIM VP Janus Henderson Balanced Portfolio
NYLI VP MacKay Convertible Portfolio	NYLIM VP MacKay Convertible Portfolio
NYLI VP MacKay High Yield Corporate Bond Portfolio	NYLIM VP MacKay High Yield Corporate Bond Portfolio
NYLI VP MacKay Strategic Bond Portfolio	NYLIM VP MacKay Strategic Bond Portfolio
NYLI VP MacKay U.S. Infrastructure Bond Portfolio	NYLIM VP MacKay U.S. Infrastructure Bond Portfolio
NYLI VP MFS® Investors Trust Portfolio	NYLIM VP MFS® Investors Trust Portfolio
NYLI VP MFS® Research Portfolio	NYLIM VP MFS® Research Portfolio
NYLI VP Moderate Allocation Portfolio	NYLIM VP Moderate Allocation Portfolio
NYLI VP Natural Resources Portfolio	NYLIM VP Natural Resources Portfolio
NYLI VP Newton Technology Growth Portfolio	NYLIM VP Newton Technology Growth Portfolio
NYLI VP PIMCO Real Return Portfolio	NYLIM VP PIMCO Real Return Portfolio
NYLI VP PineStone International Equity Portfolio	NYLIM VP PineStone International Equity Portfolio
NYLI VP Schroders Mid Cap Opportunities Portfolio	NYLIM VP Schroders Mid Cap Opportunities Portfolio

NYLI VP S&P 500 Index Portfolio	NYLIM VP S&P 500 Index Portfolio
NYLI VP Small Cap Growth Portfolio	NYLIM VP Small Cap Growth Portfolio
NYLI VP U.S. Government Money Market Portfolio	NYLIM VP U.S. Government Money Market Portfolio
NYLI VP Wellington Growth Portfolio	NYLIM VP Wellington Growth Portfolio
NYLI VP Wellington Small Cap Portfolio	NYLIM VP Wellington Small Cap Portfolio
NYLI VP Winslow Large Cap Growth Portfolio	NYLIM VP Winslow Large Cap Growth Portfolio

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to reflect changes to the fee schedule.

NOW, THEREFORE, the parties agree as follows:

Effective May 1, 2026:

(i) The names of the Trust and Portfolios in the Agreement are changed as set forth above.

(ii) Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest: /s/Brian J. McGrady    By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady    Name:  Kirk C. Lehneis

Title:  Director and Associate General Counsel  Title:  Senior Managing Director

NYLIM VP FUNDS TRUST

Attest: /s/Brian J. McGrady    By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady    Name:  Kirk C. Lehneis

Title:  Assistant Secretary    Title:  President

SCHEDULE A

(As of May 1, 2026)

For all services rendered by the Manager hereunder, each Portfolio of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLIM VP American Century Large Cap Equity Portfolio	0.63% on assets up to $500 million; 0.61% on assets from $500 million to $1 billion; and 0.585% on assets over $1 billion
NYLIM VP Balanced Portfolio	0.65% on assets up to $1 billion; and 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
NYLIM VP Bond Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; 0.45% on assets from $1 billion to $3 billion; and 0.44% on assets over $3 billion
NYLIM VP Candriam Emerging Markets Equity Portfolio	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
NYLIM VP CBRE Global Infrastructure Portfolio	0.85% on assets up to $3 billion; and 0.84% on assets over $3 billion
NYLIM VP Conservative Allocation Portfolio	0.00%*
NYLIM VP Dimensional U.S. Equity Portfolio	0.52% on assets up to $500 million; 0.495% on assets from $500 million to $1 billion; 0.47% on assets from $1 billion to $3 billion; and 0.46% on assets over $3 billion
NYLIM VP Epoch U.S. Equity Yield Portfolio	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion
NYLIM VP Equity Allocation Portfolio	0.00%*
NYLIM VP Fidelity Institutional AMSM Utilities Portfolio	0.64% on assets up to $1 billion; 0.61% on assets from $1 billion to $3 billion; and 0.60% on assets over $3 billion
NYLIM VP Floating Rate Portfolio	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLIM VP Growth Allocation Portfolio	0.00%*
NYLIM VP Hedge Multi-Strategy Portfolio	0.75% on all assets
NYLIM VP Income Builder Portfolio	0.64% on assets up to $500 million; 0.60% on assets from $500 million to $1 billion; 0.575% on assets from $1 billion to $5 billion; and 0.565% on assets over $5 billion
NYLIM VP Janus Henderson Balanced Portfolio	0.55% on assets up to $1 billion; 0.525% on assets from $1 billion to $2 billion; and 0.515% on assets over $2 billion
NYLIM VP MacKay Convertible Portfolio

0.60% on assets up to $500 million;
0.55% on assets from $500 million to $1 billion;

0.50% on assets from $1 billion to $2 billion;

0.49% on assets from $2 billion to $5 billion; and

0.48% on assets over $5 billion

NYLIM VP MacKay High Yield Corporate Bond Portfolio

0.60% on assets up to $1 billion;

0.55% on assets from $1 billion to $5 billion;

0.525% on assets from $5 billion to $7 billion;

0.50% on assets from $7 billion to $10 billion;

0.490% on assets from $10 billion to $15 billion; and

0.48% on assets over $15 billion

NYLIM VP MacKay Strategic Bond Portfolio	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; 0.50% on assets from $1 billion to $5 billion; and 0.475% on assets over $5 billion
NYLIM VP MacKay U.S. Infrastructure Bond Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; 0.45% on assets from $1 billion to $3 billion; and 0.43% on assets over $3 billion
NYLIM VP MFS® Investors Trust Portfolio	0.70% on assets up to $1 billion; 0.68% on assets from $1 billion to $2.5 billion; and 0.60% on assets over $2.5 billion
NYLIM VP MFS® Research Portfolio	0.70% on assets up to $2 billion; and 0.65% on assets over $2 billion
NYLIM VP Moderate Allocation Portfolio	0.00%*
NYLIM VP Natural Resources Portfolio	0.79% on assets up to $1 billion; and 0.78% on assets over $1 billion

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLIM VP Newton Technology Growth Portfolio	0.75% on all assets
NYLIM VP PIMCO Real Return Portfolio	0.50% on all assets
NYLIM VP PineStone International Equity Portfolio	0.80% on all assets
NYLIM VP Schroders Mid Cap Opportunities Portfolio	0.82% on assets up to $1 billion; 0.77% on assets from $1 billion to $2 billion; and 0.745% on assets over $2 billion
NYLIM VP Small Cap Growth Portfolio	0.81% on assets up to $1 billion; and 0.785% on assets over $1 billion
NYLIM VP S&P 500 Index Portfolio	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
NYLIM VP U.S. Government Money Market Portfolio	0.40% on assets up to $500 million; 0.35% on assets from $500 million to $1 billion; and 0.30% on assets over $1 billion
NYLIM VP Wellington Growth Portfolio	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
NYLIM VP Wellington Small Cap Portfolio	0.80% on assets up to $1 billion; 0.775% on assets from $1 billion to $2 billion; and 0.75% on assets over $2 billion
NYLIM VP Winslow Large Cap Growth Portfolio

0.75% on assets up to $500 million;
0.725% on assets from $500 million to $750 million;

0.71% on assets from $750 million to $1 billion;

0.70% on assets from $1 billion to $2 billion;

0.66% on assets from $2 billion to $3 billion;

0.61% on assets from $3 billion to $7 billion;

0.585% on assets from $7 billion to $9 billion; and

0.575% on assets over $9 billion

* The Manager will receive no fee from the Portfolio, although the parties acknowledge that the Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Portfolio that are invested in such investment companies.